As filed with the Securities and Exchange Commission on March 21, 1996

                          Registration No. 33-63339

		       SECURITIES AND EXCHANGE COMMISSION

			     Washington, D.C.  20549


                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-4

                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               SUNTRUST BANKS, INC.
	    (Exact name of registrant as specified in its charter)


         Georgia                         6022                   58-1575035
 (State or other jurisdiction      Primary Standard            (IRS Employer
      of incorporation)        Industrial Classification  Identification No.)
                                      Code Number


                             25 Park Place, N.E.
                           Atlanta, Georgia 30303
                               (404) 588-7711

        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Raymond D. Fortin
                            Senior Vice President
                            SunTrust Banks, Inc.
                             25 Park Place, N.E.
                           Atlanta, Georgia 30303
                               (404) 588-7165

              (Name, address, including zip code, and telephone number, including area code, of agent for service)

The Registrant hereby deregisters 69,465 shares of its Common Stock, $1.00 par value per share, representing the securities covered by this Registration Statement (File No. 33-63339) which were not issued by the Registrant in the Merger described in the Registration Statement. The Merger was consummated on January 19, 1996.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 21, 1996.

Signature                                    Title

     *                                  Chairman of the Board
James B. Williams                       and Chief Executive  Officer

     *
L. Phillip Humann                       President and Director

     *                                  Executive Vice President
John W. Spiegel                         and Chief Financial Officer

     *                                  Senior Vice President
William P. O'Halloran                   and Chief Accounting Officer

     *                                  Director
J. Hyatt Brown

     *                                  Director
James D. Camp, Jr.

     *                                  Director
Roberto C. Goizueta

     *                                  Director
T. Marshall Hahn, Jr.

     *                                  Director
David H. Hughes

     *                                  Director
Joseph L. Lanier, Jr.

     *                                  Director
H. G. Pattillo

     *                                  Director
Scott L. Probasco, Jr.

     *                                  Director
R. Randall Rollins

     *                                  Director
Robert W. Scherer

     *                                  Director
J. Walter Tucker, Jr.

     *                                  Director
James H. Williams

By:
     Raymond D. Fortin
     Attorney-in-fact